As filed with the Securities and Exchange Commission on March 4, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the ☐

Registrant

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to Sec. 240.14a-12

Innovator ETFs® Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary proxy materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PO Box 211230, Eagan, MN 55121-9984

IMMEDIATE ACTION NEEDED

INNOVATOR ETFS TRUST

Dear Shareholder:

You are receiving this communication as you are a shareholder in one or more of the Innovator ETFs Trust Funds. There continues to be strong vote response regarding the Special Meeting of Shareholders, however, the Special Meeting has been adjourned until March 27, 2026.

While the Fund’s investment strategies and fees will remain unchanged, shareholders are required to approve a new investment advisory agreement for the Funds and to elect fourteen nominees to the Board of Trustees of the Trust. Shareholder approval is needed because Goldman Sachs (through its subsidiary GSAM Holdings LLC) is buying all of Innovator’s ownership interests.

Because the Funds are predominantly owned by retail shareholders like you, we ask that you join your fellow shareholders in voting your shares.

We know the solicitation process has been a tedious and a frustrating process. When you vote your shares, phone calls, emails and paper mailings will stop. You can vote right now by clicking the link below.

[LINK TO VOTING PAGE]

Innovator has engaged Sodali & Co. Fund Solutions to solicit Innovator shareholders. If you would like to vote with a live agent you can call Sodali at:

1-866-217-8062

Hours of Operation:

•	Monday – Friday from 10:00 a.m. to 11:00 p.m. ET
•	Saturday from 12:00 p.m. to 5:00 p.m. ET

Once you vote, all mailings and calls will stop!

Thank you in advance for your consideration on this important vote.

Regards,

h. bruce bond

President and Principal Executive Officer, Innovator ETFs® Trust

Link to proxy statement and all materials: https://proxyvotinginfo.com/p/innovatoretfs2026.

The Proxy Statement contains important information about the proposals affecting your fund and therefore you are advised to read it.

INETF NOBOED